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As filed with the Securities and Exchange Commission on June 20, 2012

Registration No. 333-181570

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ON ASSIGNMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-4023433 (I.R.S. Employer Identification Number)

26745 Malibu Hills Road
Calabasas, California 91301
(818) 878-7900
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

On Assignment, Inc.
James L. Brill
Senior Vice President, Finance and Chief Financial Officer
26745 Malibu Hills Road
Calabasas, California 91301
(818) 878-7900
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:
Steven B. Stokdyk, Esq.
Latham & Watkins LLP
355 South Grand Avenue
Los Angeles, California 90071-1560
(213) 485-1234

Approximate date of commencement of proposed sale to the public:
From time to time on or after the effective date of this Registration Statement.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $0.01 per share	12,278,687	$16.48(2)	$202,352,762	$23,190(3)

Common Stock, par value $0.01 per share	210,000	$15.69(4)	$3,294,900	$378

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act").

(2)
The fee is based on the average of the high and low prices of the common stock quoted on The NASDAQ Global Select Market on May 17, 2012 (within five business days prior to the original filing of the Registration Statement).

(3)
Previously paid in connection with the original filing of the Registration Statement.

(4)
The fee is based on the average of the high and low prices of the common stock quoted on The NASDAQ Global Select Market on June 18, 2012 (within five business days prior to the filing of this Post-Effective Amendment No. 1 to the Registration Statement).

          The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

        The Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 of On Assignment, Inc. (File No. 333-181570) is being filed for the purposes of adding additional securities to be offered under the prospectus included herein, which replaces the prospectus in the original Registration Statement.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. NO PERSON MAY SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED JUNE 20, 2012

PROSPECTUS

12,488,687 Shares

Common Stock

        This prospectus covers the resale of up to 12,488,687 shares of our common stock, par value $0.01 per share, by the selling stockholders referenced in this prospectus. We will not receive any proceeds from the sale of shares by the selling stockholders, but we will incur expenses in connection with this offering.

        Our common stock is traded on The NASDAQ Global Select Market, or NASDAQ, under the symbol "ASGN." On June 18, 2012, the closing price of our common stock as reported on NASDAQ was $15.76 per share.

        Our registration of the shares of common stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of the shares. The selling stockholders may sell the shares of common stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholders may sell the shares in the section entitled "Plan of Distribution" beginning on page 5.

        Investing in our common stock involves risks. See "Risk Factors" beginning on page 1 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus                        , 2012

        You should rely only on the information contained in or incorporated by reference into this prospectus and any applicable prospectus supplements. We have not authorized anyone to provide you with different or additional information. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of common stock. This prospectus is not an offer to sell or solicitation of an offer to buy these shares of common stock in any circumstances under which the offer or solicitation is unlawful.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, under which the selling stockholders may offer from time to time up to an aggregate of 12,488,687 shares of our common stock in one or more offerings. If required, each time a selling stockholder offers common stock, in addition to this prospectus, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement. You should read this prospectus and any prospectus supplement as well as additional information described under "Where You Can Find More Information."

        The terms "On Assignment," the "Company," "we," "us," and "our" as used in this prospectus refer to On Assignment, Inc. and its subsidiaries. The phrase "this prospectus" refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

        All trademarks, tradenames and service names referred to in this prospectus or incorporated by reference into this prospectus are property of their respective owners.

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 OUR COMPANY

        Because this is a summary, it does not contain all the information about us that may be important to you. You should read the more detailed information and the financial statements and related notes which are incorporated by reference in this prospectus.

        On Assignment is a diversified professional staffing firm providing flexible and permanent staffing solutions in specialty skills including Life Sciences, Healthcare, Physician, Information Technology and Engineering. We provide clients in these markets with short-term or long-term assignments of contract professionals, contract-to-permanent placement and direct placement of these professionals.

        On Assignment was incorporated in 1985. Our principal executive office is located at 26745 Malibu Hills Road, Calabasas, California 91301, and our telephone number is (818) 878-7900. Our principal website is located at http://www.onassignment.com. The information on our website is not part of this prospectus.

RISK FACTORS

        Our business is subject to significant risks. You should carefully consider the risks and uncertainties described in the documents incorporated by reference in this prospectus, including the risks and uncertainties described in our consolidated financial statements and the notes to those financial statements and the risks and uncertainties described under the caption "Risk Factors" included in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2011, which are incorporated by reference in this prospectus and which may be amended, supplemented or superseded from time to time by other documents we file with the SEC in the future (see "Where You Can Find More Information"). The risks and uncertainties described in this prospectus and the documents incorporated by reference herein are not the only ones facing us. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus or the documents incorporated by reference herein actually occur, our business, financial condition and results of operations could be adversely affected in a material way. This could cause the trading price of our common stock to decline, perhaps significantly, and you may lose part or all of your investment.

FORWARD-LOOKING STATEMENTS

        The statements contained in this prospectus and the information incorporated by reference herein that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, including, without limitation, statements regarding our management's expectations, hopes, beliefs, intentions or strategies regarding the future. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, actual demand for our services, our ability to attract, train, and retain qualified staffing consultants (which includes our sales and recruiting staff), our ability to remain competitive in obtaining and retaining temporary staffing clients, the availability of qualified temporary nurses and other qualified contract professionals, our ability to manage our growth efficiently and effectively, continued performance of our information systems, our ability to integrate Apex Systems, Inc., or Apex Systems, into our operations successfully, the effects of unexpected costs or liabilities relating to the merger with Apex Systems that may cause our business to suffer, the impact on the trading price of our common stock of resales in the public market of shares of our common stock received by former Apex Systems shareholders in the merger with Apex Systems and other factors described in our reports filed with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

SELLING STOCKHOLDERS

Offered Shares

        The shares to be offered by the selling stockholders are "restricted" securities under applicable federal and state securities laws and are being registered under the Securities Act of 1933 as amended, or the Securities Act, to give the selling stockholders the opportunity to sell these shares publicly. The registration of these shares does not require that any of the shares be offered or sold by the selling stockholders. The selling stockholders are subject to resale restrictions on their shares (as described below under "—Summary of Resale Restrictions") and as a result, are limited in the amount of shares they can sell at this time. Subject to these resale restrictions, the selling stockholders may from time to time offer and sell all or a portion of their shares indicated below in privately negotiated transactions or on NASDAQ or any other market on which our common stock may subsequently be listed.

        The registered shares may be sold directly or through brokers or dealers, or in a distribution by one or more underwriters on a firm commitment or best effort basis. To the extent required, the names of any agent or broker-dealer and applicable commissions or discounts and any other required information with respect to any particular offering will be set forth in a prospectus supplement. See "Plan of Distribution." The selling stockholders and any agents or broker-dealers that participate with the selling stockholders in the distribution of registered shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of the registered shares may be deemed to be underwriting commissions or discounts under the Securities Act.

        No estimate can be given as to the amount or percentage of our common stock that will be held by the selling stockholders after any sales made pursuant to this prospectus because the selling stockholders are not required to sell any of the shares being registered under this prospectus. The following table assumes that the selling stockholders will sell all of the shares listed in this prospectus.

        The following table sets forth information with respect to the beneficial ownership of our common stock held, as of May 17, 2012, by the selling stockholders and the number of shares being offered hereby and information with respect to shares to be beneficially owned by the selling stockholders after completion of this offering. The percentages in the following table reflect the shares beneficially owned by the selling stockholders as a percentage of the total number of shares of our common stock outstanding as of May 17, 2012. As of such date, 51,928,394 shares of our common stock were outstanding.

	Shares Beneficially Owned Prior to the Offering(1)		Shares Offered Hereby	Shares Beneficially Owned After the Offering(2)
Name(3)	Number	Percentage	Number	Number	Percentage
Callaghan, Brian J.	3,730,230	7.2%	3,730,230	—	—
Sheridan, Edwin A.	3,730,230	7.2%	3,730,230	—	—
Veatch, Jeffrey E.	3,730,230	7.2%	3,730,230	—	—
Hanson, Theodore S.	683,082	1.3%	683,082	—	—
Dameris, Peter T.	533,087	1.0%	210,000	323,087	*
McGuckin, Robert L.	365,687	*	72,000	293,687	*
Casey, Sean P.	280,961	*	72,000	208,961	*
Blazer, Randolph C.	260,915	*	260,915	—	—
Total	13,314,422	25.6%	12,488,687	825,735	*

*
Denotes less than one percent.

(1)
Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days (of May 17, 2012) are deemed outstanding. Shares subject to options, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)
Assumes that the selling stockholders dispose of all of the shares of common stock covered by this prospectus and do not acquire beneficial ownership of any additional shares. The registration of these shares does not necessarily mean that the selling stockholders will sell all or any portion of the shares covered by this prospectus.

(3)
At the closing of the transaction described on the front cover of this prospectus, 949,204 of the shares registered hereby were placed into escrow in accordance with the terms and conditions of the applicable merger agreement and escrow agreement. Depending on whether any of these shares are distributed to us to satisfy indemnity claims under the merger agreement, these shares may be released to the selling stockholders 15 months after the closing.

Summary of Resale Restrictions

        The shares to be offered hereby by the Founders, Senior Executive Holders and Other Employee Holders, each as defined below, were acquired as consideration in connection with our merger with Apex Systems. At the time of the merger, we entered into an investor rights agreement ("Investor Rights Agreement") with all of the former shareholders and certain former option holders of Apex Systems pursuant to which we agreed to register shares of our common stock held by or issuable to the Founders, Senior Executive Holders and Other Employee Holders.

  Restrictions on the Apex Systems Founders.

        Until May 15, 2015, Brian J. Callaghan, Edwin A. Sheridan, IV and Jeffrey E. Veatch (whom we refer to in this prospectus as the "Founders") may not transfer their shares of our common stock without our written consent; provided that if the Founders are in breach of their non-competition agreement with us prior to May 15, 2015, then the end of the lockup period for such Founder will be extended to the third anniversary of the last breach under the non-competition agreement.

        Notwithstanding the foregoing, so long as a Founder has not breached his non-competition agreement, the Founder may transfer (a) shares of our common stock in an underwritten offering or block trade effected in accordance with the Investor Rights Agreement, (b) shares of our common stock to certain permitted transferees, provided that certain conditions are satisfied, or (c) up to $7.0 million of shares of our common stock per year pursuant to a Rule 10b5-1 plan to be established by such Founder.

  Restrictions on Senior Executive Holders.

        Without our prior written consent, Randolph C. Blazer and Theodore S. Hanson (whom we refer to in this prospectus as "Senior Executive Holders") shall not be permitted to transfer any shares of our common stock until May 15, 2015. In the event that a Senior Executive Holder's employment with us or our subsidiaries terminates for any reason at any time prior to May 15, 2015, then the end of this lockup period will be extended to the date that is the third anniversary of the date of the termination. Also, if a Senior Executive Holder is in breach of his non-competition agreement with us at any time during the three-year period, then the end of the lockup period for such Senior Executive Holder will be extended to the date that is the third anniversary of the last breach.

        Notwithstanding the foregoing, so long as a Senior Executive Holder has not breached his non-competition agreement,

  •
  pursuant to the initial offering effected in accordance with the Investor Rights Agreement, a Senior Executive Founder may transfer up to a number of shares of our common stock equal to 30% of the shares of common stock issued to such Senior Executive Holder pursuant to the merger;

  •
  after the closing or termination date of the initial offering effected in accordance with the Investor Rights Agreement, a Senior Executive Holder may transfer up to a number of shares of common stock issued to the Senior Executive Holder pursuant to the merger equal to (A) one-third of such shares after May 15, 2013, (B) two-thirds of such shares after May 15, 2014 and (C) all of such shares of common stock after May 15, 2015; and

  •
  a Senior Executive Holder may transfer shares of our common stock to certain permitted transferees provided that certain conditions are satisfied.

  Restrictions on Other Employee Holders.

        Without our prior written consent, each selling stockholder, other than Peter T. Dameris, a Founder or Senior Executive Holder (whom we refer to in this prospectus as "Other Employee Holders"), shall not be permitted to transfer any of the shares of our common stock issued to such Other Employee Holder pursuant to the merger until May 15, 2015, provided that in the event that such Other Employee Holder's employment with us or our subsidiaries terminates for any reason at any time before May 15, 2015, then the end of the lockup period will be extended to the date that is the third anniversary of the date of the termination. Also, if an Other Employee Holder is in breach of his or her non-competition agreement at any time before May 15, 2015, then the end of the lockup period for such Other Employee Holder will be extended to the date that is the third anniversary of such breach.

        Notwithstanding the foregoing, so long as such Other Employee Holder has not breached his or her non-competition agreement:

  •
  an Other Employee Holder may transfer up to a number of shares of common stock issued to such Other Employee Holder pursuant to the merger equal to (A) one-third of such shares after May 15, 2013, (B) two-thirds of such shares after May 15, 2014 and (C) all of such shares of common stock after May 15, 2015; and

  •
  an Other Employee Holder may transfer shares of common stock to certain permitted transferees; provided that certain pre-conditions are satisfied.

 USE OF PROCEEDS

        We will not receive any proceeds from the sale of the common stock by the selling stockholders pursuant to this prospectus. However, we will pay the expenses of registration of all of the shares that are offered pursuant to this prospectus, including legal and accounting fees. We will not be responsible for any underwriting discounts or commissions associated with the sale of such shares.

PLAN OF DISTRIBUTION

        We are registering 12,488,687 shares of our common stock for possible sale by the selling stockholders. Unless the context otherwise requires, as used in this prospectus, "selling stockholders" includes the selling stockholders referenced under "Selling Stockholders" and donees, pledgees, transferees or other successors-in-interest selling shares received from the selling stockholders as a gift, pledge, partnership distribution or other transfer after the date of this prospectus.

        The selling stockholders may offer and sell all or a portion of the shares covered by this prospectus from time to time, in one or more or any combination of the following transactions:

  •
  on NASDAQ, in the over-the-counter market or on any other national securities exchange on which our shares are listed or traded;

  •
  in privately negotiated transactions;

  •
  in underwritten transactions;

  •
  in a block trade in which a broker-dealer will attempt to sell the offered shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus; and

  •
  in ordinary brokerage transactions and transactions in which the broker solicits purchasers.

        The selling stockholders may sell the shares at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the shares from time to time will be determined by the selling stockholders and, at the time of the determination, may be higher or lower than the market price of our common stock on NASDAQ or any other exchange or market.

        The shares may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or from purchasers of the offered shares for whom they may act as agents. In addition, underwriters may sell the shares to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. In connection with any particular offering pursuant to this shelf registration statement, an underwriter may engage in stabilizing transactions, short sales, syndicate covering transactions and penalty bids. The selling stockholders and any underwriters, dealers or agents participating in a distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of the shares by the selling stockholders and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act. In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement. Agents, underwriters, dealers or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

        We and the selling stockholders may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the selling of the common stock, including liabilities arising under the Securities Act. Under the Investor Rights Agreement, we have also agreed to pay the costs, expenses and fees of registering the shares of common stock. We will not be responsible for any underwriting discounts or commissions associated with the sale of such shares.

        We are not aware that any selling stockholders have entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares. Upon our notification by the selling stockholders that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of shares through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information, including:

  •
  the name of the selling stockholders;

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  the number of shares being offered;

  •
  the terms of the offering;

  •
  the names of the participating underwriters, broker-dealers or agents;

  •
  any discounts, commissions or other compensation paid to underwriters or broker-dealers and any discounts, commissions or concessions allowed or reallowed or paid by any underwriters to dealers;

  •
  the public offering price; and

  •
  other material terms of the offering.

        The selling stockholders are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock offered in this prospectus by the selling stockholders. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities for the shares.

        To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. If permitted by the Investor Rights Agreement, instead of selling the shares of common stock under this prospectus, the selling stockholders may sell the shares of common stock in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.

DESCRIPTION OF COMMON STOCK

General

        Our restated certificate of incorporation authorizes us to issue up to 75,000,000 shares of common stock, $0.01 par value per share, and 1,000,000 shares of preferred stock, $0.01 par value per share. The discussion below is not a complete description of the terms of the common stock and preferred stock, so you should read it together with our restated certificate of incorporation and our amended and restated bylaws.

Common Stock

  Dividend Rights.

        Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive, when and as declared by the board of directors, dividends out of any of our assets legally available at the times and in the amounts that our board of directors may determine from time to time. We have never declared or paid a cash dividend on our common stock. We presently intend to retain all earnings, if any, to finance the development and expansion of our business and therefore do not expect to pay cash dividends on our common stock in the foreseeable future.

  Voting Rights.

        Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders and is entitled to notice of any stockholders' meeting in accordance with our amended and restated bylaws. Cumulative voting for the election of directors is not provided for in our restated certificate of incorporation, which means that the holders of a majority of the shares voting for the election of directors can elect all of the directors then standing for election. In this event, the holders of the remaining shares will not be able to elect any directors. Our board of directors is classified into three groups: Class I directors, Class II directors and Class III directors, with each class of directors elected to three year terms.

  No Preemptive or Similar Rights.

        Holders of our common stock are not entitled to preemptive rights, do not have conversion or redemption rights and are not subject to further calls or assessments. All of the outstanding shares of our common stock are validly issued and have been fully paid for.

  Right to Receive Liquidation Distributions.

        Subject to the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of preferred stock, upon our liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders are distributable ratably among the holders of our common stock.

Preferred Stock

        Our board of directors is authorized, without further action by our stockholders, to issue from time to time, in one or more designated series, any or all of the authorized but unissued shares of our preferred stock with such rights and dividend, redemption, liquidation, voting, conversion and exchange provisions as may be provided in the particular series. Any series of preferred stock may possess dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which may be greater than or superior to the rights of our common stock. The rights of the holders of our common stock will be subject to the rights of any shares of preferred stock that may be issued in the future and the issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in our control or other corporate action. Our ability to issue new series of preferred stock, although providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of entrenching our board of directors and making it more difficult for a third party to acquire, or discouraging a third party from acquiring, a majority of our outstanding voting stock. Other than rights to acquire shares of our Series A Junior Participating Preferred Stock pursuant to our rights plan described below, no shares of preferred stock are currently outstanding, and we have no present plan to issue any shares of preferred stock.

Anti-Takeover Provisions

  Restated Certificate of Incorporation and Amended and Restated Bylaws.

        Our restated certificate of incorporation provides for our board of directors to be divided into three classes, with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Because our stockholders do not have cumulative voting rights, our stockholders holding a majority of the shares of common stock outstanding will be able to elect all of our directors. Our restated certificate of incorporation and amended and restated bylaws provide that all stockholder action must be effected at a duly called meeting of stockholders and not by a consent in writing, and that only our president or the chairman of the board of directors at the request in writing of a majority of the members of the board of directors, or holders of at least 50% of our common stock may call a special meeting of stockholders.

        Our restated certificate of incorporation requires a 66 2/3% stockholder vote for the amendment, repeal or modification of certain provisions of our restated certificate of incorporation and amended and restated bylaws relating to the absence of cumulative voting, the classification of our board of directors, the requirement that stockholder actions be effected at a duly called meeting, and the designated parties entitled to call a special meeting of the stockholders. The combination of the classification of our board of directors, the lack of cumulative voting and the 66 2/3% stockholder voting requirements will make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

        These provisions may have the effect of deterring hostile takeovers or delaying changes in our control or management. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened change in control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in our management.

  Rights Plan.

        On June 4, 2003, our board of directors declared a dividend distribution of one right for each outstanding share of our common stock. Each right, when exercisable, entitles the registered holder to purchase from us one-one thousandth of a share of Series A Junior Participating Preferred Stock (or junior preferred stock) at a price of $40.00 per one-one thousandth share, subject to adjustment. In connection therewith, we entered into a Rights Agreement with U.S. Stock Transfer Corporation, as the rights agent.

        The rights separate from the common stock and a distribution of rights certificates will occur upon the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of common stock or (ii) 10 business days (or such later date as the board of directors may determine) following the commencement of, or the first public announcement of the intention to commence, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person of 15% or more of the outstanding shares of common stock, with the earlier of such dates being referred to herein as the distribution date.

        Until the distribution date, (i) the rights are evidenced by the stock certificates representing our common stock, and are transferred with and only with the stock certificates representing our common stock, (ii) upon transfer of stock certificates representing our common stock issued after June 16, 2003 or any new issuance of the common stock, such stock certificates will contain a notation incorporating the terms of the rights agreement by reference, and (iii) the surrender for transfer of any stock certificates representing our outstanding common stock will also constitute the transfer of the rights associated with the common stock represented by such stock certificates.

        The rights are not exercisable until the distribution date and expire at the close of business on June 4, 2013, unless earlier redeemed or exchanged by us as described below. The rights are not exercisable by a holder in any jurisdiction where the requisite qualification to the issuance to such holder, or the exercise by such holder, of the rights has not been obtained or is not obtainable.

        As soon as practicable following a distribution date, separate certificates evidencing the rights, or a rights certificate, shall be mailed to holders of record of the common stock as of the close of business on such distribution date and, thereafter, the separate rights certificates alone will evidence the rights granted thereby. Except as otherwise determined by our board of directors, only shares of common stock issued prior to any such distribution date will be issued with rights attached thereto.

        In the event that any person becomes the beneficial owner of 15% or more of the then outstanding shares of our common stock, each holder of a right will, after the end of a redemption period referred to below, have the right to exercise the right by purchasing shares of our common stock for $40.00 (or, in certain circumstances, our cash, property or other securities) having a value equal to two times such amount. Notwithstanding any of the foregoing, following the occurrence of the events described in the previous sentence, all rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any person or group of affiliated or associated persons that have acquired, or obtained the right to acquire, beneficial ownership of 15% or more of our outstanding common stock shall be null and void. However, rights are not exercisable following the occurrence of such events until such time as the rights are no longer redeemable by us.

        For example, at a purchase price of $40.00 per right, each right not owned by any person or group of affiliated or associated persons that have acquired, or obtained the right to acquire, beneficial ownership of 15% or more of our outstanding common stock (or by certain of their related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $80.00 worth of our common stock (or other consideration, as noted above) for $40.00. Assuming that our common stock had a per share value of $8.00 at such time, the holder of each valid right would be entitled to purchase ten shares of our common stock for $40.00.

        In the event that, at any time following acquisition of beneficial ownership of 15% or more of our outstanding common stock by any person or group of affiliates or associated persons, (i) we are acquired in a merger or other business combination transaction in we are not the surviving corporation, or (ii) 50% or more of our assets or earning power is sold or transferred, each holder of a right (except rights which previously have been voided as set forth above) shall, after the expiration of the redemption period referred to below, have the right to receive, upon exercise, common stock of the acquiring company having a value of $80.00 for the purchase price of $40.00.

        At any time after a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of our outstanding common stock, our board of directors may exchange the rights (other than rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of common stock (or, in certain circumstances, other of our equity securities which are deemed by our board of directors to have the same value as shares of our common stock) per right (subject to adjustment).

        The purchase price payable, and the number of one-one thousandths of a share of junior preferred stock or other securities or property issuable, upon exercise of the rights are subject to adjustment from time to time to prevent dilution under certain circumstances.

        In general, our board of directors may cause us to redeem the rights in whole, but not in part, at any time during the period commencing on June 4, 2003, and ending on the tenth day following the date on which a person or group of affiliated or associated persons have acquired, or obtained the right to acquire, beneficial ownership of 15% or more of our outstanding common stock, at a price of $0.005 per right (payable in cash, common stock or other consideration deemed appropriate by our board of directors). Under certain circumstances set forth in the Rights Agreement, the decision to redeem the rights will require the concurrence of two-thirds of our board of directors. After the redemption period described above has expired, our right of redemption may be reinstated if the person or group of affiliated or associated persons that have acquired, or obtained the right to acquire, beneficial ownership of 15% or more of our outstanding common stock reduces his or its beneficial ownership to 10% or less of the outstanding shares of our common stock in a transaction or series of transactions not involving us and there are no other persons or group of affiliated or associated persons that have acquired, or obtained the right to acquire, beneficial ownership of 15% or more of our outstanding common stock. Immediately upon the action of our board of directors ordering redemption of the rights, the rights shall terminate and the only right of the holders of rights will be to receive the $0.005 redemption price.

        Until a right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the rights will not be subject to federal taxation to stockholders or to us, stockholders may, depending upon the circumstances, recognize taxable income in the event that the rights become exercisable for our common stock (or other consideration) or for common stock of the acquiring company.

        Except with respect to the redemption price of the rights, any of the provisions of the Rights Agreement may be amended by our board of directors prior to the distribution date. After the distribution date, the provisions of the Rights Agreement may be amended by our board of directors in order to cure any ambiguity, defect or inconsistency or to make changes which do not adversely affect the interests of holders of rights (excluding the interests of any person or group of affiliated or associated persons that have acquired, or obtained the right to acquire, beneficial ownership of 15% or more of our outstanding common stock), or to shorten or lengthen any time period under the Rights Agreement; provided however, no amendment to adjust the time period governing redemption may be made at such time as the rights are not redeemable by us.

        These rights have certain anti-takeover effects. These rights will cause substantial dilution to a person or group that attempts to acquire us in a manner or on terms not approved by our board of directors. The rights, however, should not deter any prospective offeror willing to negotiate in good faith with our board of directors, nor should the rights interfere with any merger or other business combination approved by our board of directors.

  Section 203 of the Delaware General Corporation Law.

        We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

  •
  before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

  •
  upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding, for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

  •
  on or after such date, the business combination is approved by the board of directors and authorized at an end meeting of the stockholders, and not by written consent, by the affirmative vote of all of the outstanding voting stock that is not owned by the interested stockholder.

        In general, Section 203 defines business combination to include the following:

  •
  any merger or consolidation involving the corporation and the interested stockholder;

  •
  any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

  •
  subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

  •
  any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

  •
  the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

        In general, Section 203 defines an "interested stockholder" as an entity or person who, together with the person's affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Computershare Investor Services, LLC.

Listing

        Our common stock is quoted on The NASDAQ Global Select Market under the symbol "ASGN."

LEGAL MATTERS

        The validity of the shares of common stock offered pursuant to this prospectus will be passed upon by Latham & Watkins LLP.

 EXPERTS

        The Company's consolidated financial statements and financial statement schedule incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2011 and the effectiveness of the Company's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon its authority as an expert in accounting and auditing.

        The consolidated financial statements of Apex Systems incorporated in this prospectus by reference from the Current Report on Form 8-K/A filed by the Company on May 22, 2012 have been audited by KPMG LLP, independent auditors, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon its authority as an expert in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We are currently subject to the information requirements of the Exchange Act and in accordance therewith file periodic reports, proxy statements and other information with the SEC. You may read and copy (at prescribed rates) any such reports, proxy statements and other information at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. For further information concerning the SEC's Public Reference Room, you may call the SEC at 1-800-SEC-0330. Some of this information may also be accessed on the World Wide Web through the SEC's Internet address at www.sec.gov, or on our Internet address at www.onassignment.com.

        We have filed with the SEC a registration statement on Form S-3 with respect to the shares of common stock offered hereby. This prospectus does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the common stock offered hereby, reference is made to the registration statement.

        The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below (other than portions of these documents that are either (1) described in paragraphs (i), (k) and (l) of Item 402 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K):

  •
  our Annual Report on Form 10-K for the year ended December 31, 2011;

  •
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012;

  •
  our Current Reports on Form 8-K dated March 20, 2012, March 26, 2012, May 15, 2012 and May 22, 2012; and

  •
  the description of our common stock contained or incorporated by reference in our Registration Statement on Form 8-A, as filed with the SEC on August 12, 1992, and any amendments or reports filed for the purpose of updating such description.

        We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are either (1) described in paragraphs (i), (k) and (l) of Item 402 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, unless otherwise indicated therein) after the date of this prospectus and prior to the termination of this offering. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC.

        Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        We undertake to provide without charge to any person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon oral or written request of such person, a copy of any or all of the documents that have been incorporated by reference in this prospectus, other than exhibits to such other documents (unless such exhibits are specifically incorporated by reference therein). We will furnish any exhibit upon the payment of a specified reasonable fee, which fee will be limited to our reasonable expenses in furnishing such exhibit. Requests for such copies should be directed to On Assignment, Inc., 26745 Malibu Hills Road, Calabasas, California 91301, (818) 878-7900, Attn: Tarini Ramaprakash.

 PART II

Information Not Required In Prospectus

Item 14.    Other Expenses of Issuance and Distribution

        The following is a statement of estimated expenses, to be paid solely by us in connection with the issuance and distribution of the securities being registered hereby.

SEC registration fee	$22,448
Printing expenses(1)(2)	3,000
Accounting fees and expenses(1)(2)	300,000
Legal fees and expenses(1)(2)	50,000
Miscellaneous expenses(1)(2)	10,000
Total(2)	$385,448

(1)
Does not include any fees or expenses in connection with any subsequent underwritten offering and any prospectus supplements prepared in connection therewith.

(2)
Estimated

Item 15.    Indemnification of Directors and Officers

Delaware Law

        Section 145 of the Delaware General Corporation Law, or the DGCL, permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

        Our restated certificate of incorporation, as amended, provides that no director shall be personally liable to us or any of our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under the DGCL. The effect of this provision of our certificate of incorporation is to eliminate our rights and those of our stockholders (through stockholders' derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by the DGCL:

  •
  for any breach of the director's duty of loyalty to us or our stockholders;

  •
  for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

  •
  in respect of certain unlawful dividend payments or unlawful stock purchases or redemptions; and

  •
  for any transaction from which the director derives an improper personal benefit.

        This provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director's duty of care.

        If the DGCL is amended to authorize corporate action further reducing or limiting the liability of directors, then, in accordance with our certificate of incorporation, the liability of our directors to us or our stockholders will be reduced or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of our restated certificate of incorporation, as amended, reducing or limiting the liability of directors, whether by our stockholders or by changes in law, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to further reduce or limit the liability of directors on a retroactive basis.

Restated Certificate of Incorporation and Amended and Restated Bylaws

        Our restated certificate of incorporation, as amended, provides that we are authorized, to the fullest extent permitted by applicable law, to indemnify our current and former directors or officers (and any other person to which the DGCL permits us to provide indemnification) through provisions in our bylaws, agreements with such directors, officers or other persons, the vote of stockholders or disinterested directors or otherwise, in each case, in excess of the indemnification and advancement rights otherwise permitted by Section 145 of the DGCL, subject only to limits created by applicable Delaware law (including the DGCL and case law), with respect to actions for breach of duty to us, our stockholders and others.

        Any repeal or modification of provisions of our certificate of incorporation affecting indemnification rights, whether by our stockholders or by changes in law, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or modification with respect to any act or omission occurring prior to such repeal or modification.

        The rights to indemnification and advancement of expenses shall not be deemed exclusive of any other rights which any person covered by our certificate of incorporation may have or hereafter acquire under law, our certificate of incorporation, our bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

        Our amended and restated bylaws provide that we will, to the fullest extent authorized by applicable law, as such laws may be amended and supplemented from time to time, indemnify our current and former agents made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of being an agent of the Company or a predecessor company or, at our request, a director or officer of another corporation; provided, however, that we shall indemnify any such agent in connection with a proceeding initiated by such agent only if such proceeding was authorized by our board of directors. This right of indemnification shall (i) not be deemed exclusive of any other rights to which such indemnified parties may be entitled under any bylaw, agreement or vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, (ii) continue as to a person who has ceased to be an agent, and (iii) inure to the benefit of the heirs, executors and administrators of such a person. Our obligation to provide indemnification under our bylaws shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by us or any other person.

        Our amended and restated bylaws provide that expenses incurred by an agent of the Company in defending a civil or criminal action, suit or proceeding by reason of the fact that he is or was an agent of the Company (or was serving at our request as a director or officer of another corporation) shall be paid by us in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by us as authorized by relevant sections of the DGCL. Notwithstanding the foregoing, we are not required to advance such expenses to an agent who is a party to an action, suit or proceeding brought by us and approved by a majority of the members of our board of directors which alleges willful misappropriation of corporate assets by such agent, disclosure of confidential information in violation of such agent's fiduciary or contractual obligations to us or any other willful and deliberate breach in bad faith of such agent's duty to us or our stockholders.

        The foregoing right to indemnification conferred by our amended and restated bylaws is a contract right between us and each agent who serves in such capacity at any time while the bylaws are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

        The board of directors, in its discretion, has the power on our behalf to indemnify any person, other than a director, made a party to any action, suit or proceeding by reason of the fact that he or she, his or her testator or intestate, is or was an officer or employee of the Company.

        To assure the indemnification under our amended and restated bylaws of all directors, officers and employees who are determined by us or otherwise to be or to have been "fiduciaries" of any employee benefit plan of the corporation which may exist from time to time, Section 145 of the DGCL shall, for the purposes of our amended and restated bylaws, be interpreted as follows: (i) an "other enterprise" shall be deemed to include such an employee benefit plan, including, without limitation, any plan of the Company which is governed by the Act of Congress entitled "Employee Retirement Income Security Act of 1974," as amended from time to time; (ii) we shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to us also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to such Act of Congress shall be deemed "fines."

        Any repeal or modification of provisions of our amended and restated bylaws affecting indemnification rights, whether by our board of directors, stockholders or by changes in applicable law, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or modification.

Indemnification Agreements

        We have entered into indemnification agreements with certain of our directors, officers and certain of our employees and/or agents pursuant to which we have agreed to indemnify and hold harmless such directors, officers, employees and/or agents to the fullest extent authorized or permitted by the DGCL. In addition, subject to certain exclusions set forth below, we have agreed to indemnify and hold harmless such directors, officers, employees and/or agents against any and all expenses (including attorneys' fees), witness fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such indemnitee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Company) to which such indemnitee is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that such indemnitee is, was or at any time becomes a director, officer, employee or agent of the Company, or is or was serving or at any time serves at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; and otherwise to the fullest extent as may be provided under the non-exclusivity provisions of our amended and restated bylaws and the DGCL.

        Under these indemnification agreements, we are obligated under certain circumstances to advance expenses to certain of our directors, officers, employees and/or agents, subject to such directors, officers, employees and/or agents being required to repay such advances, if it is ultimately determined by a final and non-appealable judicial decision that such indemnitee was not entitled to such expenses under the DGCL, our amended and restated bylaws, the indemnification agreement or otherwise. All agreements to indemnify and hold harmless any such director, officer, employee or agent under such an indemnification agreement continues during the period in which such indemnitee is a director, officer, employee or agent of the Company (or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and shall continue so long as such indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that such indemnitee was a director, officer, employee and/or agent of the Company or serving in any other capacity contemplated by the indemnification agreement.

        Notwithstanding the foregoing, under these indemnification agreements we are not obligated to indemnify any of such directors, officers, employees and/or agents in connection with any claim made against such indemnitee: (i) except to the extent that the aggregate losses to be indemnified under such indemnification agreements exceeds the sum of such losses for which such indemnitee has been indemnified under any other indemnity provision or pursuant to any directors and officers insurance that we purchase and maintain on their behalf; (ii) in respect to remuneration paid to such indemnitee if it is determined by a final judgment or other final adjudication that such remuneration was in violation of law; (iii) on account of any suit in which judgment is rendered against such indemnitee for an accounting of profits made from the purchase or sale by such indemnitee of our securities pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any federal, state or local law; (iv) on account of such indemnitee's conduct which is finally adjudged to have been knowingly fraudulent or deliberately dishonest, or which constitutes willful misconduct; (v) on account of such indemnitee's conduct which is the subject of action, suit or proceeding brought by us and approved by a majority of our board of directors which alleges willful misappropriation of corporate assets by such indemnitee, disclosure of confidential information in violation of such indemnitee's fiduciary or contractual obligations or any other willful and deliberate breach in bad faith on such indemnitee's duty to us or our stockholders; (vi) on account of any action, claim or proceeding (other than a successful proceeding by such indemnitee to enforce rights or collect moneys due under his or her indemnification agreement) initiated by such indemnitee unless such action, claim or proceeding was specifically authorized by our board of directors; and (vii) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

Liability Insurance

        We provide liability insurance for our current directors and officers.

Item 16.    Exhibits

        Reference is made to the attached Exhibit Index.

Item 17.    Undertakings

(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  (i)
  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

  (ii)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calabasas, State of California, on this 20th day of June, 2012.

On Assignment, Inc., a Delaware corporation
By:	/s/ PETER T. DAMERIS Peter T. Dameris Chief Executive Officer and President

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ PETER T. DAMERIS Peter T. Dameris		Chief Executive Officer, President and Director (Principal Executive Officer)	June 20, 2012
* James L. Brill		Senior Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	June 20, 2012
* William E. Brock		Director	June 20, 2012
* Jonathan S. Holman		Director	June 20, 2012
* Edward L. Pierce		Director	June 20, 2012
* Jeremy M. Jones		Director	June 20, 2012
* Brian J. Callaghan		Director	June 20, 2012
* Edwin A. Sheridan, IV		Director	June 20, 2012
*By:	/s/ PETER T. DAMERIS Peter T. Dameris, as attorney-in-fact

 INDEX TO EXHIBITS

Exhibit No.		Description
1.1		Form of Underwriting Agreement (to be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference).
3.1
Restated Certificate of Incorporation of On Assignment, Inc., as amended (incorporated by reference from an exhibit filed with our Annual Report on Form 10-K (File No. 0-20540) filed with the Securities and Exchange Commission on March 30, 1993).
3.2
Certificate of Amendment of Restated Certificate of Incorporation of On Assignment, Inc. (incorporated by reference from an exhibit filed with our Current Report on Form 8-K (File No. 0-20540) filed with the Securities and Exchange Commission on October 5, 2000).
3.3
Amended and Restated Bylaws of On Assignment, Inc. (incorporated by reference from an exhibit filed with our Current Report on Form 8-K (File No. 0-20540) filed with the Securities and Exchange Commission on May 3, 2002).
4.1
Specimen common stock certificate (incorporated by reference from an exhibit filed with our Registration Statement on Form S-1 (File No. 33-50646) declared effective by the Securities and Exchange Commission on September 21, 1992).
4.2
Rights Agreement, dated June 4, 2003, between On Assignment, Inc. and U.S. Stock Transfer Corporation as Rights Agent, which includes the Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock as Exhibit A, the Summary of Rights to Purchase Series A Junior Participating Preferred Stock as Exhibit B and the Form of Rights Certificate as Exhibit C (incorporated by reference from an exhibit filed with our Current Report on Form 8-K (File No. 0-20540) filed with the Securities and Exchange Commission on June 5, 2003).
4.3
Investor Rights Agreement, dated as of May 15, 2012, by and among On Assignment, Inc., the Persons listed on the signature pages thereto, and Jeffrey E. Veatch, as Shareholder Representative (incorporated herein by reference from an exhibit filed with our Current Report on From 8-K (File No. 0-20540) filed with the Securities and Exchange Commission on May 15, 2012).
5.1	*	Opinion of Latham & Watkins LLP.
23.1	*	Consent of Deloitte & Touche, LLP.
23.2	*	Consent of KPMG LLP.
23.3	*	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
24.1	**	Power of Attorney.

*
Filed herewith.

**
Previously filed.

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EXPLANATORY NOTE
TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
OUR COMPANY
RISK FACTORS
FORWARD-LOOKING STATEMENTS
SELLING STOCKHOLDERS
USE OF PROCEEDS
PLAN OF DISTRIBUTION
DESCRIPTION OF COMMON STOCK
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
PART II Information Not Required In Prospectus
  Item 14. Other Expenses of Issuance and Distribution
  Item 15. Indemnification of Directors and Officers
  Item 16. Exhibits
  Item 17. Undertakings
SIGNATURES
INDEX TO EXHIBITS